S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2006 (Dollars in thousands, except per share data)					Page 1 of 3
	2005				2006
For the period:	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Interest Income	$39,466	$42,144	$44,035	$46,476	$47,884
Interest Expense	12,148	13,780	15,595	17,991	19,810
Net Interest Income	27,318	28,364	28,440	28,485	28,074
Taxable Equivalent Adjustment	975	1,002	1,024	1,041	1,068
Net Interest Income (FTE)	28,293	29,366	29,464	29,526	29,142

Provision For Loan Losses	800	(300)	3,000	1,500	1,500
Net Interest Income After Provisions (FTE)	27,493	29,666	26,464	28,026	27,642

Security Gains, Net	1,668	801	1,300	1,239	1,809

Service Charges and Fees	2,181	2,338	2,504	2,564	2,452
Wealth Management	1,643	1,831	1,760	1,743	2,223
Insurance	1,403	1,387	1,403	1,492	1,738
Other	2,191	2,948	2,473	2,699	2,285
Total Other Income	7,418	8,504	8,140	8,498	8,698

Salaries and Employee Benefits	8,798	8,440	8,754	8,723	9,512
Occupancy and Equip. Expense, Net	2,290	1,939	1,892	1,946	2,087
Data Processing Expense	1,035	1,092	1,046	1,117	1,164
FDIC Expense	74	75	71	72	75
Other	3,876	4,059	2,932	4,415	4,125
Total Other Expense	16,073	15,605	14,695	16,273	16,963

Income Before Taxes	20,506	23,366	21,209	21,490	21,186
Taxable Equivalent Adjustment	975	1,002	1,024	1,041	1,068
Applicable Income Taxes	5,711	6,871	5,818	5,886	5,881
Net Income	$13,820	$15,493	$14,367	$14,563	$14,237

Per Common Share Data:
Shares Outstanding at End of Period	26,584,029	26,200,529	26,364,095	26,270,730	26,083,980
Average Shares Outstanding - Diluted	26,951,090	26,644,682	26,618,216	26,542,511	26,448,765
Net Income - Diluted	$0.51	$0.58	$0.54	$0.55	$0.54
Dividends Declared	$0.28	$0.28	$0.28	$0.29	$0.29
Book Value	$13.06	$13.09	$13.35	$13.41	$13.41
Market Value	$35.40	$36.10	$37.80	$36.82	$36.58

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2006 (Dollars in thousands)					Page 2 of 3
	2005				2006
Asset Quality Data	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Nonaccrual Loans and Nonperforming Loans	$7,331	$5,944	$8,368	$11,166	$13,063
Assets acquired through foreclosure or repossession	1,536	945	1,908	3,712	3,084
Nonperforming Assets	8,867	6,889	10,276	14,878	16,147
Allowance for Loan Losses	34,339	33,525	36,093	36,572	37,402
Nonperforming Loans / Loans	0.32%	0.25%	0.35%	0.45%	0.51%
Allowance for Loan Losses / Loans	1.48%	1.40%	1.50%	1.47%	1.47%
Allowance for Loan Losses / Nonperforming Loans	468%	564%	431%	328%	286%
Net Loan Charge-offs (Recoveries)	723	(455)	432	1,021	670
Net Loan Charge-offs (Recoveries) (annualized)/
Average Loans	0.13%	-0.08%	0.07%	0.17%	0.11%

Balance Sheet (Period-End)

Assets	$3,027,881	$3,095,177	$3,104,433	$3,194,979	$3,250,246
Earning Assets	2,841,330	2,900,582	2,909,863	2,986,081	3,031,270
Securities	522,631	509,985	499,545	494,575	482,453
Loans, Gross	2,318,699	2,390,598	2,410,318	2,491,506	2,548,817
Total Deposits	2,168,932	2,208,204	2,306,604	2,418,884	2,470,151
Non-Interest Bearing Deposits	404,557	409,721	417,894	435,672	417,315
NOW, Money Market & Savings	904,809	922,923	965,625	1,050,104	1,136,809
CD's $100,000 and over	187,010	201,076	210,024	206,666	200,055
Other Time Deposits	672,556	674,484	713,061	726,442	715,972
Short-term borrowings	399,846	410,362	314,467	287,829	204,487
Long-term Debt	61,115	81,080	83,860	83,776	171,635
Shareholder's Equity	347,279	342,852	351,983	352,421	349,896

Balance Sheet (Daily Averages)

Assets	$2,998,237	$3,061,157	$3,090,488	$3,141,728	$3,205,843
Earning Assets	2,813,642	2,869,845	2,897,199	2,947,840	2,999,871
Securities	518,872	516,704	504,806	495,676	485,935
Loans, Gross	2,294,699	2,353,141	2,381,551	2,452,165	2,513,936
Deposits	2,157,201	2,188,288	2,269,085	2,348,991	2,424,946
Shareholder's Equity	353,472	347,871	351,432	353,373	356,341

S&T Bancorp, Inc. Consolidated Selected Financial Data March 31, 2006 (Dollars in thousands, except per share data)					Page 3 of 3
	2005				2006
Profitability Ratios (annualized)	March 1Q	June 2Q	September 3Q	December 4Q	March 1Q

Return on Average Assets	1.87%	2.03%	1.84%	1.84%	1.80%
Return on Average Shareholder's Equity	15.86%	17.86%	16.22%	16.35%	16.20%
Yield on Earning Assets (FTE)	5.84%	6.04%	6.18%	6.40%	6.62%
Cost of Interest Bearing Funds	2.27%	2.46%	2.73%	3.07%	3.37%
Net Interest Margin (FTE)(4)	4.08%	4.10%	4.03%	3.97%	3.93%
Efficiency Ratio (FTE)(1)	45.01%	41.21%	39.08%	42.80%	44.83%

Capitalization Ratios

Dividends Paid to Net Income	51.96%	48.16%	51.08%	50.69%	53.53%
Shareholder's Equity to Assets (Period End)	11.47%	11.08%	11.34%	11.03%	10.77%
Leverage Ratio (2)	9.68%	9.27%	9.56%	9.50%	9.28%
Risk Based Capital - Tier I (3)	10.86%	10.29%	10.73%	10.52%	10.30%
Risk Based Capital - Tier II (3)	12.52%	11.89%	12.35%	12.09%	11.86%

Definitions:

(1) Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4) Net interest income, on a fully taxable equivalent basis, annualized divided by quarter-to-date average earning assets.